UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2020 (January 28, 2020)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market
Mandatory Convertible Preferred Stock, Series A, $0.01 par value	AVGOP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Regulation FD Disclosure. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, the Compensation Committee of the Board of Directors of Broadcom Inc. (the “Company”), with input from its independent compensation consultant, Compensia, Inc., approved the following increases in (i) annual base salary, in each case effective as of February 15, 2020, and (ii) target bonus percentage under the Company’s annual cash performance bonus plan for executives (“APB Plan”) for its fiscal year ending November 1, 2020 (“Fiscal Year 2020”), for the named executive officers (“NEOs”) of the Company listed below:

NEO	Title	Current Annual Base Salary	Annual Base Salary effective February 15, 2020	Prior APB Plan Target Bonus (% of salary)	New APB Plan Target Bonus (% of salary)
Thomas H. Krause, Jr.	Chief Financial Officer	$400,000	$500,000	75%	100%
Charlie B. Kawwas, Ph.D.	SVP & Chief Sales Officer	$488,529	$500,000	75%	100%
Mark D. Brazeal	Chief Legal Officer	$450,000	$500,000	60%	100%

On January 31, 2020, the Board of Directors, upon the recommendation of the Compensation Committee, approved an increase of $100,000 in the annual base salary for Hock E. Tan, the Company’s President and Chief Executive Officer, resulting in annual base salary of $1,200,000, effective February 15, 2020, and an increase in Mr. Tan’s target bonus percentage under the APB Plan for Fiscal Year 2020 from 150% of annual base salary to 200% of annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: January 31, 2020	By:	/s/ Hock E. Tan
	Name:	Hock E. Tan
	Title:	President and Chief Executive Officer